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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants of Old GlobalCenter and New GlobalCenter, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                          Arthur Andersen LLP

San Jose, California
April 14, 2000

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